Exhibit 10.5

VISCOUNT SYSTEMS, INC.

2003 STOCK OPTION PLAN

ARTICLE I

PURPOSE

This 2003 Stock Option Plan is intended to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected directors, officers, employees or consultants of the Company of high caliber and potential upon whose judgment, initiative and effort, the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire and retain a proprietary interest in the Company by ownership of its stock.

ARTICLE II

DEFINITIONS

(a)	"Board" means the Board of Directors of the Company.
(b)	"Code" means the Internal Revenue Code of 1986, as amended.
(c)	"Common Stock" means the Company's common stock, par value $0.001 per share.
(d)	"Committee" means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan.

(e)	"Company" means Viscount Systems, Inc., a Nevada corporation.
(f)	"Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.
(g)	"Eligible Person" means any person who is a director, officer, employee or consultant of the Company or any Subsidiary.
(h)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(i)	"Fair Market Value" of the Common Stock as of any date means the closing price of the sale of the Common Stock, on that date as indicated on the securities exchange on which the Common Stock is listed. If the Common Stock is listed on more than one securities exchange, then the Fair Market Value of the Common Stock as of any date means the average of the closing prices of the sales of Common Stock on all securities exchanges on which the Common Stock is listed. If at any time the Common Stock is not listed on any securities exchange, Fair Market Value will be determined in good faith by the Committee in whatever manner it considers appropriate. Fair Market Value will be determined without regard to any restriction on transferability of the Common Stock other than any such restriction which by its terms will never lapse.

(j)	"Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.
(k)	"Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.
(l)	"Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.
(m)	"Optionee" means an Eligible Person to whom an Option has been granted, which Option has not expired, under the Plan.
(n)	"Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6.2 hereof.
(o)	"Plan" means this Viscount Systems, Inc. 2003 Stock Option Plan.
(p)	"Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.
(q)	"Subsidiary" means a subsidiary corporation of the Company of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)	"Ten-Percent Owner" means an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, its parent, if any, or any Subsidiary, within the meaning of Sections 422(b)(6) and 424(d) of the Code.

ARTICLE III

ELIGIBILITY

All Eligible Persons are eligible to receive a grant of an Option under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option.

ARTICLE IV

ADMINISTRATION

     4.1 Committee. The Plan shall be administered by either the Board or a Committee comprised of at least one director selected by the Board. The initial Committee shall be comprised solely by Stephen Pineau, in his capacity as director. Subsequent Committees may be appointed by the Board, by resolution passed by a majority of the directors of the Company. In the event Incentive Stock Options are granted hereunder, the Committee will consist of no less than two directors each meeting the definition of a "non-employee director" for purposes of such

Rule 16b-3 under the Exchange Act and of an "outside director" under Section 162(m) of the Code. References to the Committee contained herein, apply equally to the Board whenever applicable.

     4.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the Eligible Persons to whom an Option shall be granted, the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option and the time or times when each Option shall become exercisable and the duration of the exercise period. Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. The Committee shall not be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.

ARTICLE V

SHARES OF STOCK SUBJECT TO PLAN

     5.1 Number of Shares. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 2,600,000 shares. Subject to applicable laws and listing regulations, the Board reserves the authority to increase the number of shares of Common Stock issuable under this Plan. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate for any reason (including, without limitation, the cancellation of an Option pursuant to Section 6.6 hereof) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

     5.2 Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, cash, other shares of stock, or any other consideration, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may:

(i)    change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares in the manner that it shall deem to be equitable and appropriate; or,

(ii)   provide for an appropriate and proportionate cash settlement or distribution.

ARTICLE VI

OPTIONS

     6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option, provided that Incentive Stock Options may only be granted to Eligible Persons who are considered employees of the Company or any Subsidiary for purposes of Section 422 of the Code. The Company and the Optionee shall execute the Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions. Notwithstanding the foregoing, the Committee at its sole discretion shall have the right to cancel a grant of Options pursuant to Section 6.6 hereof.

     6.2 Option Price . The Option Price shall be determined by the Committee and may be set at a discount to the Fair Market Value; provided, however, that in the case of an Incentive Stock Option the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the trading date immediately preceding the Date of Grant.

     6.3 Vesting; Term of Option. The vesting period in each case shall be determined by the Committee and shall be as specified in the Stock Option Agreement for an Optionee. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the exercisability of any Option at any time, and an Option may become vested and exercisable in accordance with the provisions of Articles VIII and IX hereof. Subject to Article VIII hereof, the period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in the Stock Option Agreement for an Optionee.

     6.4 Option Exercise; Withholding. An Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof. An option shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made,

(i)  in cash or by cash equivalent; or

(ii) at the sole discretion of the Committee, by a combination of different forms of consideration.

In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash or, at the sole discretion of the Committee, in other forms of consideration, the full amount of all federal, state and provincial withholding and other employment taxes applicable to the taxable income of such Optionee resulting from such exercise. The Company may withhold other forms of compensation or other amount due to an Optionee any amount required to be withheld by the Company under applicable tax laws.

     6.5 Limited Transferability of Option. Except as otherwise specified by the Committee in the Stock Option Agreement, all Options sha ll be nontransferable except, upon the Optionee's death, by the Optionee's will or the laws of descent and distribution. In this event, the deceased Optionee will be able to transfer only those Options which have already vested pursuant to Section 6.3 hereof. Furthermore, in this event, the transferee of the Options, must assume all the rights and obligations of the Optionee upon transfer. No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, the Option shall be exercisable only by him, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by his guardian or legal representative.

     6.6 Cancellation, Substitution and Amendment of Options. Unless provided in the Stock Option Agreement, the Committee shall have the ultimate authority to effect, at any time, and from time to time, without the consent of the affected Optionees:

(i)  the cancellation of any or all outstanding Options (the “Cancelled Options”); or

(ii) the re-grant of all, or part of, the Cancelled Options as new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as, or different than, the Option Price of the Cancelled Options; or

(iii) the amendment of the terms of any and all outstanding Options.

ARTICLE VII

ADDITIONAL RULES FOR ISOS

     7.1 Ten-Percent Owners. Notwithstanding any other provisions of this Plan to the contrary, in the case of an Incentive Stock Option granted to a Ten-Percent Owner,

(i)  the period during which any such Incentive Stock Option may be exercised shall not be greater than five years from the Date of Grant;  and

(ii)  the Option Price of such Incentive Stock Option shall not be less than 110 percent of the Fa ir Market Value of a share of Common Stock on the Date of Grant.

     7.2 Annual Limits. No Incentive Stock Option shall be granted to an Optionee, as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000 determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

     7.3 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or within one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, within ten (10) days after such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

     7.4 Other Terms and Conditions. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this

Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code.

ARTICLE VIII

TERMINATION OF SERVICE

     8.1 Death. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, if an Optionee shall die at any time after the Date of Grant and while he is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.5 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending six months after the date of the Optionee's death (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and which have not been previously exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of death immediately vested and exercisable.

8.2 Disability. Unless otherwis e specified by the Committee in the Stock Option Agreement for an Optionee, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated as a result of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant and while he is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending three (3) months after the date of his disability (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise an Option to the extent that it was exercisable at the date of such termination of employment or other service and shall not have been exercised.

     8.3 Termination. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for any reason, the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. For the purpose of determining whether an anniversary date has been reached pursuant to Section 6.3, the date of notic e of termination of employment shall be determinative and not the last date of actual employment.

ARTICLE IX

CHANGE IN CONTROL

     9.1 Change in Control. Upon a "change in control" of the Company (as defined below), each outstanding Option, to the extent hat it shall not otherwise have become vested and exercisable, shall upon approval of the Board of the change in control and of the change in vesting of each outstanding Option become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement under Section 6.3 hereof.

     9.2 Definition. For purposes of Section 9.1 hereof, a "change in control" of the Company shall mean:

(i)  an acquisition subsequent to the date hereof by any person, entity or group (within the me aning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

(ii) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

(iii) the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

(iv) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or,

(v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

ARTICLE X

STOCK CERTIFICATES

     10.1 Issuance of Certificates. Subject to Section 10.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option.

     10.2 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

(i)    the completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;

(ii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

(iii) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

(iv) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and

(v)     if required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (a) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (b) such other representations and warranties as are deemed necessary by counsel to the Company.

     10.3 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal, state and provincial securities laws and regulations.

ARTICLE XI

EFFECTIVE DATE, TERMINATION AND AMENDMENT

     11.1 Effective Date. The Plan shall become effective upon its adoption by the Board and its approval by the stockholders of the Company.

     11.2 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

     11.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with Sections 422 or 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders. Any such approval shall be by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

ARTICLE XII

MISCELLANEOUS

     12.1 Employment or other Service. Nothing in the Plan, in the grant of any Option or in any Stock Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise provides services to the Company or any Subsidiary.

     12.2 Rights as Shareholder. An Optionee or the permitted transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

     12.3 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

     12.4 Plan Binding on Successors . The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

     12.5 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

     12.6 Severability. If any provision of the Plan or any Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be, severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     12.7 Governing Law. The validity and construction of this Plan and of the Stock Option Agreements shall be governed by the laws of the State of Nevada.

CERTIFICATE OF ADOPTION

I certify that the foregoing plan was adopted by the Board on January 3, 2003.

________________________
Stephen Pineau

President

Viscount Systems, Inc.